UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 28, 2013

CPI CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10204	43-1256674
(Commission File Number)	(I.R.S. Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 231-1575
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

    On January 28, 2013, CPI Corp. (the “Company”) received a notice from OTC Markets, Inc. regarding its determination that the bid price of the Company's shares of common stock, as quoted on the OTCQX U.S. tier, has closed below $0.10 for more than 30 consecutive trading days and no longer meets the Standards for Continued Qualification for the OTCQX U.S.  Pursuant to Section 3.2.b of the OTCQX Rules for U.S. Companies, the Company has a 180 calendar day grace period to regain compliance.  Compliance can be regained by having the minimum bid price of the Company's shares of common stock at the close of business be at least $0.10 for ten consecutive trading days.  In the event that the Company does not regain compliance, the quotations for the Company's shares of common stock will be moved from the OTCQX U.S. to the OTCQB tier.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CORP.

February 1, 2013
	By:	/s/ Dale Heins
Name: Dale Heins Title: Executive Vice President Finance, Chief Financial Officer